Exhibit 99.1

Contact:
David Fraser
Philip Morris International
T. +41 (0)58 242 4500
E. David.Fraser@pmi.com

Philip Morris International Announces New Regional Structure and Senior Management Changes to Accelerate Growth Toward a Smoke-Free Future

Lausanne, Switzerland — 25 November 2022 — Philip Morris International Inc. (PMI) (NYSE: PM) today announced a new regional structure and related senior management changes to enable continued growth as a multicategory leader internationally and advance its rapid transition toward a smoke-free future.

“We are changing the company’s regional structure to further support the growth of our smoke-free business, reinforce consumer centricity, and increase the speed of innovation and deployment—all in alignment with our ambition of becoming a majority smoke-free business by net revenues by 2025,” said Jacek Olczak, PMI’s Chief Executive Officer. “The new structure will also create new opportunities to further grow our senior talent, deepening the bench of leaders who will spearhead PMI’s progress toward a smoke-free future for the years to come. I am confident of the exceptional caliber and determination of our people and wish them the best in their new roles.”

By the end of January 2023, PMI will rearrange its operations in four regions, down from the current six, under the leadership of the following members of senior management:

•Paul Riley, currently President, East Asia & Australia Region, will be appointed President, East Asia, Australia, and PMI Duty Free Region;
•Frederic de Wilde, currently President, European Union Region, will be appointed President, South and Southeast Asia (SSEA), Commonwealth of Independent States (CIS), Middle East and Africa (MEA) Region;
•Massimo Andolina, currently Senior Vice President, Operations, will be appointed President, Europe Region; and
•Deepak Mishra, who will continue as President, Americas Region.

Drago Azinovic, currently President, Middle East and Africa and PMI Duty Free Region, will leave the organization after a transition period.

In addition, the following appointments will also take effect:

•Marco Mariotti, currently President, Eastern Europe Region, will be appointed President, CIS, Central Asia & Israel, reporting into Frederic de Wilde;
•Stacey Kennedy, currently President, South and Southeast Asia Region, will be appointed Chief Executive Officer of PMI’s U.S. business, reporting to Deepak Mishra; and
•Scott Coutts, currently Vice President, Global Manufacturing, will be appointed Senior Vice President, Operations, succeeding Massimo Andolina and reporting into Jacek Olczak.

The new regional structure better aligns with the business strategy in the approximately 180 markets where PMI’s products are sold. It is designed to accelerate smoke-free product growth in markets where IQOS already holds double-digit market shares, while also driving the transition from cigarettes to smoke-free products in untapped markets—including as of April 2024, the U.S., the world’s largest smoke-free market as described in our recent press release.

Furthermore, the new regional structure will further support PMI’s efforts to broaden access to smoke-free products worldwide for those adults who would otherwise continue to smoke, including in low and middle income markets, which the company aspires to account for at least half of the markets where its smoke-free products will be available by 2025. Each region will comprise individual markets, as well as clusters of markets, and will provide opportunities to accelerate career development within PMI’s diverse talent pipeline.

The company’s quarterly results’ reporting and related filings will reflect the new regional structure as of Q1 2023.

Philip Morris International: Delivering a Smoke-Free Future

Philip Morris International (PMI) is a leading international tobacco company working to deliver a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, vapor and oral nicotine products, which are sold in markets outside the U.S. Since 2008, PMI has invested more than USD 9 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. The U.S. Food and Drug Administration (FDA) has authorized the marketing of versions of PMI’s IQOS Platform 1 devices and consumables as a Modified Risk Tobacco Products (MRTPs), finding that an exposure modification orders for these products are appropriate to promote the public health. As of September 30, 2022, excluding Russia and Ukraine, PMI's smoke-free products are available for sale in 70 markets, and PMI estimates that approximately 13.5 million adults around the world had already switched to IQOS and stopped smoking. With a strong foundation and significant expertise in life sciences, in February 2021, PMI announced its ambition to expand into wellness and healthcare areas and deliver innovative products and solutions that aim to address unmet consumer and patient needs. For more information, please visit www.pmi.com and www.pmiscience.com

Forward-Looking and Cautionary Statements

This press release contains projections of future results and goals and other forward-looking statements, including statements regarding business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.

PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of COVID-19 on PMI's business;

lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent, including women or diverse candidates. Future results are also subject to the lower predictability of our reduced-risk product category's performance.

In addition, important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties related to: the agreement with Altria and the benefits of the transaction; the possibility that expected benefits related to recent or pending acquisitions, including the transaction with Swedish Match, may not materialize as expected; the proposed transaction with Swedish Match not being timely completed; Swedish Match’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key Swedish Match employees; the outcome of any legal proceedings related to the proposed transaction with Swedish Match; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2021 and the Form 10-Q for the quarter ended September 30, 2022. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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